SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) February 17, l998

Micel Corp.
___________________________________________
(Exact name of registrant as specified in its charter)

New York
_______________________________
(State or other Jurisdiction of Incorporation)

1-11020                          11-2882297
    ________________            ________________________
(Commission File No.)        (I.R.S. Employer Identification No.)


445 Central Avenue, Cedarhurst, NY 11516
______________________________________________-
(Address of principal executive offices) (zipcode)

Registrant's telephone number including area code 516-569-1234


Item 4.   Changes in Registrant's Certifying Accountant.

   (a)	Previous Independent Auditors:

(i)	Arthur Andersen LLP ("Andersen") was replaced as the independent auditors for the Registrant on February 16, 1998.

(ii)	Andersen's reports on the financial statements of the Registrant for the two fiscal years ended September 30, 1997 contain no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

(iii)	The Registrant's Board of Directors approved the change in accountants.

(iv)	For the two most recent fiscal years ended September 30, 1997 through
February 17, 1998, other than as set forth below, there has been no disagreement between the Registrant and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Andersen would have caused them to make a reference to the subject matter of the disagreement in connection with their reports.

In connection with the audit of Micel Corp. for the year ended September 30, 1997, Andersen objected to the accounting proposed by RadioTel Ltd., a wholly owned subsidiary of Micel Corp., for the grant of options under RadioTel's Key Employee Share Incentive Plan, to an employee and an outside consultant. RadioTel is organized and operates in Israel.

On September 23, 1997, the Board of Directors of RadioTel granted options for 48,000 shares of RadioTel Ordinary Shares, exercisable at NIS.10
(approx. $.03) to each of these individuals, with an effective date of September 1, 1996 exercisable over a four year period, intended to represent 6% of RadioTel to each. RadioTel and Micel Corp. believed that the exercise price represented the fair market value of underlying shares at the effective date.

On October 6, 1997, RadioTel entered into a Share Purchase Agreement with an investor which is described in footnote 13 to Micel Corp.'s financial statements included in its Form 10-KSB filing indicating the following:

On October 16, 1997, the Board of Directors of RadioTel (the "Board") approved the Share Purchase Agreement (the "Agreement") dated September 29, 1997 between the Company, RadioTel and Clal Venture Capital Fund Limited Partnership ("Clal"). Pursuant to the Agreement, Clal agreed to purchase an aggregate of 100,000 Series A Preferred Shares ("Preferred Shares), NIS 0.10 par value per shares of RadioTel at $10 per share in total consideration of $1,000,000, which would give Clal a 16.66% equity and voting interest in RadioTel, on a fully diluted basis. The Board resolved to allot to Clal 50,000 Preferred Shares for $500,000, which was paid on October 30, 1997. The remaining $500,000 will be paid and the remaining 50,000 Preferred Shares will be issued in a series of installments as specified in the Agreement.

The holders of the Preferred Shares have all the rights attached to RadioTel's Ordinary Shares ("Ordinary Shares"), NIS 0.1 par value per share and, in addition, also have the right to additional Preferred Shares, at no additional cost if RadioTel subsequently issues Preferred Shares at a price less than that paid by the holders. Each Preferred Share converts to one Ordinary Share of RadioTel upon the earlier of; (a) the written demand of any of the holders of the Preferred Shares or (b) immediately prior to an initial public offering which is to raise an amount in excess of $10,000,000.

In addition, Clal was granted an option to purchase up to 200,000 additional Preferred Shares of RadioTel at $10 per share.
The option is exercisable on execution of the Agreement until 120 days following the first closing date of the Agreement.

Pursuant to the Agreement, the Company undertook to invest in RadioTel an additional $1,235,025 (in addition to $564,975 previously invested) in exchange for 233,464 Ordinary Shares or $5.29 per share, to be paid in installments on or prior to October 30, 1998. In the case that the Company does not invest this additional amount, Clal's percentage ownership will be proportionately increased.

Andersen indicated that it believes the $.03 per share does not represent the fair value of the underlying RadioTel shares and that the Company should use the $5.29 value indicated in the Clal agreement or obtain an appraisal supporting a different valuation.

The Company agreed to use the $5.29 value, based on the agreement and recorded compensation expense and deferred compensation to reflect the compensatory element of the option grant.

(v)	During the two most recent fiscal years ended September 30, 1997 and through February 17, 1998 the Registrant has not been advised of any matters described in Regulation S-B, Item 304(a)(1)(B).

The Registrant has requested that Andersen furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Andersen agrees with the above statements. A copy of such letter will be filed as Exhibit (c) to this Form 8-K, when received.

(b)	New Independent Accountants:
(i)	The Registrant engaged, Kost Levary & Forer, a Member of Ernst & Young
International, 2 Kremenetski Street, Tel Aviv 67899 Israel ("Kost"), as its new independent accountants as of February 16, 1998.
Prior to such date, the Registrant did not consult with Kost regarding (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered by Kost, or (iii) any other matter that was the subject of a disagreement between the Registrant and its former auditor as described in Item 304(a)(1)(iv) of Regulation S-B.




Item 7.  Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Letter from Arthur Andersen LLP.


SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MICEL CORP.

By: Ron Levy, President

Date:  March 3, 1998


Item 7.  Exhibits C

ARTHUR
ANDERSEN


								-------------------
								Arthur Andersen LLP
								-------------------
February 27, 1998						1345  Avenue of the Americas
				           				New York NY 10105-0032
								Writer's Direct Dial




Office of the Chief Accountant					         212-708-4384
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549




Dear Sir/Madam:

We have read Item 4 (a) included in the Form 8-K dated February 23, 1998 of Micel Corp. filed with the Security and Exchange Commission and are in agreement with the statements contained therein.




Very truly yours,


ARTHUR ANDERSEN LLP

s/ ARTHUR ANDERSEN

By
       Max J. Brandsdorfer



cc: David Selengut, Bernstein & Wasserman, LLP
     Ron Levy, President, Micel Corp.